Exhibit 99.1

Unaudited Pro Forma Condensed Consolidated Financial Statements

On April 27, 2012, Galena Biopharma, Inc. (the “Company” or “Galena”) completed the spin-off of its wholly-owned subsidiary, RXi Pharmaceuticals Inc. (“RXi”) pursuant to the Securities Purchase Agreement with RXi and two institutional investors.

The following unaudited pro forma condensed consolidated financial statements of Galena Biopharma, Inc. are presented to comply with Article 11 of Regulation S-X and follow prescribed SEC regulations. The unaudited pro forma condensed consolidated financial statements do not purport to present what the Company’s results would have been had the disposition actually occurred on the dates indicated or to project the Company’s results from operations or financial position for any future period. The pro forma adjustments are described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2011, presents the pro forma effects of the transaction as if the spin-off of RXi had occurred on December 31, 2011. The unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2011 and 2010 present the pro forma effects of the transaction as if the spin-off of RXi had occurred on January 1, 2010.

The unaudited pro forma condensed consolidated financial statements are presented for informational purposes. These unaudited pro forma condensed consolidated financial statements and accompanying notes should be read together with the Company’s audited consolidated financial statements and the accompanying notes, as of and for the year ended December 31, 2011.

Galena Biopharma, Inc.

Pro Forma Condensed Consolidated

Balance Sheet

As of December 31, 2011

(Unaudited)

	Historical	Pro Forma Adjustments(a)	Pro Forma
ASSETS
Current Assets
Cash and cash equivalents	$11,433	$(1,433)	$10,000
Restricted cash	101	—	101
Prepaid expenses and other current assets	276	(176)	100

Total current assets	11,810	(1,609)	10,201

Property and equipment, net	393	(355)	38
In process research and development	12,864	—	12,864
Goodwill	5,898	—	5,898
Deposits	3	—	3

Total assets	$30,968	$(1,964)	$29,004

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$2,155	$(667)	$1,488
Accrued liabilities	2,168	(544)	1,624
Convertible notes payable	500	(500)	—
Deferred revenue	816	(816)	—
Current maturities of capital lease obligations	35	(29)	6
Warrants potentially settleable in cash	3,746	—	3,746
Current contingent purchase price consideration	1,782	—	1,782

Total current liabilities	11,202	(2,556)	8,646

Capital lease obligations, net of current maturities	32	(5)	27
Deferred tax liability	5,053	—	5,053
Contingent purchase price consideration, net of current portion	4,569	—	4,569

Total liabilities	20,856	(2,561)	18,295

Stockholders’ Equity
Preferred stock, $0.0001 par value, 5,000,000 shares authorized; no shares issued and outstanding	—	—	—
Common stock, $0.0001 par value, 125,000,000 shares authorized; 47,811,453 shares issued and 47,136,453 outstanding	5	—	5
Additional paid-in capital	81,184	—	81,184
Less treasury shares at cost, 675,000	(3,849)	—	(3,849)
Deficit accumulated during the developmental stage	(67,228)	597	(66,631)

Total stockholders’ equity	10,112	597	10,709

Total liabilities and stockholders’ equity	$30,968	$(1,964)	$29,004

Galena Biopharma, Inc.

Pro Forma Condensed Consolidated Statement of Operations

Year Ended December 31, 2011

(Unaudited)

	Historical	Pro Forma Adjustments (b)		Pro Forma
Expenses:
Research and development expense	$10,742	$(7,030)		$3,712
Research and development employee stock-based compensation expense	866	(657)		209
Research and development non-employee stock-based compensation expense	(70)	—		(70)

Total research and development expense	11,538	(7,687)		3,851
General and administrative expense	6,863	(614	)(c)	6,249
Fair value of common stock warrants issued for general and administrative expense	108	—		108
Fair value of common stock issued for general and administrative expense	73	—		73
General and administrative employee stock-based compensation expense	2,205	—		2,205

Total general and administrative expense	9,249	(614)		8,635

Operating loss	(20,787)	8,301		(12,486)

Other income/(expense)
Interest income, net	30	(37)		(7)
Loss on warrant exchange	(900)	—		(900)
Other income, net	10,172	(186)		9,986

Total other income, net	9,302	(223)		9,079

Loss before provision for income taxes	(11,485)	8,078		(3,407)
Provision for income taxes	—	—		—

Income from continuing operations	$(11,485)	$8,078		$(3,407)

Loss from continuing operations per common share:
Basic and diluted loss per share	$(0.32)			$(0.09)

Weighted average number of shares outstanding: basic and dilutive	36,334,413			36,334,413

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Galena Biopharma, Inc.

Pro Forma Condensed Consolidated Statement of Operations

Year Ended December 31, 2010

(Unaudited)

	Historical	Pro Forma Adjustments (b)	Pro Forma
Expenses:
Research and development expense	$6,046	$(5,629)	$417
Research and development employee stock-based compensation expense	1,084	(1,084)	—
Research and development non-employee stock-based compensation expense	743	—	743

Total research and development expense	7,873	(6,713)	1,160
General and administrative expense	5,493	—	5,493
Fair value of common stock warrants issued for general and administrative expense	718	—	718
General and administrative employee stock-based compensation expense	2,541	—	2,541

Total general and administrative expense	8,752	—	8,752

Operating loss	(16,625)	6,713	(9,912)

Other income/(expense)
Interest income, net	5	—	5
Other income, net	4,627	(792)	3,835

Total other income, net	4,632	(792)	3,840

Loss before provision for income taxes	(11,993)	5,921	(6,072)
Provision for income taxes	—	—	—

Income from continuing operations	$(11,993)	$5,921	$(6,072)

Loss from continuing operations per common share:
Basic and diluted loss per share	$(0.67)		$(0.34)

Weighted average number of shares outstanding: basic and dilutive	17,883,381		17,883,381

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

Galena Biopharma, Inc

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Description of Transaction and Basis of Presentation

On April 27, 2012, Galena Biopharma, Inc. (the “Company” or “Galena”) completed the spin-off its wholly-owned subsidiary, RXi Pharmaceuticals Inc. (“RXi”) pursuant to the Securities Purchase Agreement with RXi and two institutional investors (the “Investors”) whereby the Investors agreed to purchase a total of $9,500,000 of Series A Preferred Stock of RXi. The shares of the Preferred Stock purchased by the Investors are convertible into shares of RXi common stock representing approximately 83% of the shares of RXi common stock that would be outstanding, assuming the conversion in full of the Preferred Stock, which is referred to as the “as-converted common stock.” The Company owned approximately 12% of the as-converted common stock immediately prior to the spin-off of RXi, and Advirna, LLC, a key licensor of RXi, was issued the remaining 5% of the as-converted common stock pursuant to the agreement with Advirna, LLC. As agreed in the Securities Purchase Agreement and subject to the conditions of the dividend announced by the Company on April 16, 2012 upon the spin-off of RXi, the Company distributed on a share for share basis to its April 23, 2012 shareholders of record approximately 8% of the as-converted common stock of RXi with the Company initially retaining 4% of the as-converted common stock. The Company agreed, in the Securities Purchase Agreement, not to sell or dispose of its shares of RXi common stock for a one-year period following completion of the spin-off of RXi.

Following the spin-off, Galena’s financial statements will no longer reflect the consolidated financial condition and results of operations of RXi, and the Company will account for its partial ownership of RXi based on the cost method of accounting.

Pro Forma Adjustments

The unaudited pro forma condensed consolidated financial statements have been prepared based on the historical financial information of the Company giving effect to the spin-off. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2011, presents pro forma effects of the transaction as if the spin-off of RXi had occurred on December 31, 2011. The unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2011 and 2010 present the pro forma effects of the transaction as if the spin-off of RXi had occurred on January 1, 2010. The following pro forma adjustments are included in the accompanying pro forma condensed consolidated financial statements:

(a)	To reflect the elimination of the assets and liabilities transferred to RXi in connection with the spin-off transaction as if the closing of the spin-off transaction had occurred on December 31, 2011.

(b)	To reflect the elimination of expenses directly attributable to RXi as if the spin-off occurred on January 1, 2010.

(c)	Included in the pro forma adjustment are transaction costs of $280,000 directly attributable to the spin-off. These costs are excluded from continuing operations.